UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2024

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

290 Park Ave South, 14th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Flutter Entertainment plc (“Flutter” or the “Company”) (NYSE: FLUT; LSE:FLTR) announced today that the Board of Directors (the “Board”) has appointed Robert R. Bennett (“Dob”) and Christine M. McCarthy to the Board as non-executive directors, effective as of July 30, 2024. Mr. Bennett will be appointed as a member of the Risk and Sustainability Committee of the Board and Ms. McCarthy will be appointed as a member of the Audit Committee of the Board at such time.

The Board has determined that both Mr. Bennett and Ms. McCarthy are independent directors in accordance with the New York Stock Exchange listing standards.

Mr. Bennett, 66, is the Managing Director of Hilltop Investments, LLC, a private investment company, a position he has held since 2005. Previously, Mr. Bennett served as President of Discovery Holding Company, a media and entertainment company. Before that, Mr. Bennett served as President and Chief Executive Officer, Principal Financial Officer at Liberty Media Corporation (“Liberty Media”), a video and online commerce company. Prior to his tenure at Liberty Media, Mr. Bennett worked at Tele-Communications, Inc. and The Bank of New York. Mr. Bennett currently serves as a director of HP Inc. and Liberty Media. Previously, he has served as a director of Warner Bros. Discovery, Inc., Sprint Corporation, Demand Media, Inc., Discovery Holding Company, Liberty Interactive Corporation and Sprint Nextel Corporation.

Ms. McCarthy, 69, was formerly the Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company (“Disney”) from 2015 until June 2023. She most recently served as a Strategic Advisor of Disney from July 2023 until June 2024. Prior to her appointment as Chief Financial Officer, she held positions of increasing responsibility at Disney, serving as Executive Vice President, Corporate Real Estate, Alliances and Treasurer from 2005 to 2015, after joining Disney as Senior Vice President and Treasurer in January 2000. Ms. McCarthy previously served as Executive Vice President and Chief Financial Officer of Imperial Bancorp from 1997 to December 1999. Ms. McCarthy currently serves as a director of The Procter & Gamble Company and is the Chair of its Audit Committee and is a director of FM Global and the Chair of its Finance Committee. She is also on the board of civic and educational organizations and is on the Board of Trustees of the Westridge School in Pasadena, and the Board of Trustees of the Carnegie Institution for Science having previously been on the Boards of, the Los Angeles Philharmonic Association, UCLA Anderson School of Management, Smith College, and Phoenix Houses of California, Inc.

Mr. Bennett and Ms. McCarthy will receive compensation consistent with the Company’s fee schedule for Non-Executive Directors. The current schedule is described in the Company’s Form 10-K, filed with the U.S. Securities and Exchange Commission on March 26, 2024.

Neither Mr. Bennett nor Ms. McCarthy have any family relationships with any executive officer or director of the Company or its affiliates. There are no arrangements or understandings with the Company, or any other persons, under which Mr. Bennett or Ms. McCarthy were elected to serve as directors of the Company. In addition, neither Mr. Bennett nor Ms. McCarthy are party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On July 1, 2024, the Company released, via the Regulatory News Service in London (the “RNS”), an announcement regarding the changes to the Company’s Board and committee membership, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	RNS announcement regarding changes to the Company’s Board of Directors and committee membership, dated July 1, 2024.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: July 1, 2024	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	General Counsel and Company Secretary

[Signature Page to Form 8-K]